UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2021

HOOKER FURNITURE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-25349	54-0251350
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

440 East Commonwealth Boulevard, Martinsville, Virginia	24112	(276) 632-2133
(Address of principal executive offices)	(Zip Code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	HOFT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Hooker Furniture Corporation (the “Company”) held on June 3, 2021, shareholders voted on the matters described below:

1.	The Company’s shareholders elected each of the following nine directors to serve a one-year term on the Company’s Board of Directors by the following vote:

	Votes	Votes	Broker
Director	For	Withheld	Non-votes
W. Christopher Beeler, Jr.	9,691,132	172,599	771,865
Maria C. Duey	9,822,950	40,781	771,865
Paulette Garafalo	9,778,783	84,948	771,865
Jeremy R. Hoff	9,769,515	94,216	771,865
Tonya H. Jackson	9,782,716	81,015	771,865
E. Larry Ryder	9,774,985	88,746	771,865
Ellen C. Taaffe	9,773,617	90,114	771,865
Paul B. Toms, Jr.	9,746,724	117,007	771,865
Henry G. Williamson, Jr.	9,702,500	161,231	771,865

2.	The Company’s shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2022 by the following vote:

Votes For	Votes Against	Abstain	Broker Non-votes
10,535,087	94,534	5,975	-

3.	The Company’s shareholders approved the proposed amendment to the Articles of Incorporation to change the Company’s name to Hooker Furnishings Corporation by the following vote:

Votes For	Votes Against	Abstain	Broker Non-votes
10,549,617	38,163	26,002	21,814

4.

The Company’s shareholders approved, on an advisory basis, the compensation of its named executive officers as disclosed in the Company’s Proxy Statement for the Annual Meeting. The proposal was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-votes
9,797,776	50,007	15,948	771,865

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ Paul A. Huckfeldt
Paul A. Huckfeldt
Chief Financial Officer and Senior Vice-President – Finance and Accounting

Date: June 8, 2021